Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the 1997 Amended and Restated Deferred Compensation Plan of Chiquita Brands International, Inc. of our report dated June 19, 1997 (October 10, 1997 as to Note L), with respect to the financial statements of Stokely USA, Inc., for the year ended March 31, 1997, and incorporated by reference in the Chiquita Brands International, Inc.
Report on Form 8-K dated January 16, 1998.



/s/ Deloitte & Touche LLP
_________________________
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
July 9, 1998

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